Exhibit T3A-28

ARTICLES OF INCORPORATION	FILED
PURSUANT TO ARTICLE 3.02	In the Office of the
TEXAS BUSINESS CORPORATION ACT	Secretary of State of Texas
MAY 01 2003
Article 1 - Corporate Name	Corporations Section

The name of the Corporation is VISEAN ONLINE INC.

Article 2 - Registered Agent and Registered Office

The initial registered agent is an individual resident of the state whose name is Mr. Matt Connolly. The business address of the registered agent and the registered office address is

5409 West Loop South, Suite 555,

, Bellaire, Texas 77401.

Article 3 - Directors

The number of directors constituting the initial board of directors and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

Matt Connolly	5409 West Loop South
Suite 555, Bellaire
, Texas 77401

Frank Simonton Jr.	1010 Lamar
Suite 850, Houston
, Texas 77002

Article 4 - Authorized Shares

The total number of shares the Corporation is authorized to issue is 100,000 and the shares shall have no par value. There is reserved exclusively to the shareholders the right to fix the consideration to be received for shares without par value. Prior to the issuance of such shares, the shareholders shall fix the consideration to be received for such shares, by a vote of the holders of a majority of all shares entitled to vote thereon.

Article 5 - Initial Capitalization

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars ($1,000) .

Article 6 - Duration

The period of duration is perpetual.

Article 7 - Purpose

The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

Article 8 - Power to Amend Bylaws Reserved by Shareholders

The power to amend the bylaws is reserved exclusively to the shareholders.

Article 9 - Director’s Limited Liability

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except to the extent the director is found liable for: (1) a breach of the director’s duty of loyalty to the Corporation or its shareholders; (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

Article 10 - Transactions with Interested Directors

An otherwise valid contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other domestic or foreign corporation or other entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be valid notwithstanding whether the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if any one of the following is satisfied: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

Incorporator

The name and address of the incorporator is:

Frank H. Simonton Jr., Attorney	Suite 850, 1010 Lamar, Houston, Texas
77002

The undersigned incorporator signs these articles of incorporation subject to the penalty imposed by Article 10.02, Texas Business Corporation Act, for the submission of a false or fraudulent document.

/s/ Frank H. Simonton Jr., Attorney
Frank H. Simonton Jr. Attorney

Form 404	Articles of Amendment Pursuant to Article 4.04,	This space reserved for office use
(revised 9/05)		FILED
Return in duplicate to:		In the Office of the
Secretary of State		Secretary of State of Texas
P.O. Box 13697 Austin, TX 78711-3697 512 463-5555		JAN 23 2006 Corporations Section
FAX: 512/463-5709	Texas Business
Filing Fee: $150	Corporation Act

Article 1 —Name

The name of the corporation is as set forth below:

VISEAN ONLINE INC

State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article 1.

The filing number issued to the corporation by the secretary of state is:	800201114

Article 2—Amended Name

(If the purpose of the articles of amendment is to change the name of the corporation, then use the following statement)

The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follows:

The name of the corporation is (state the new name of the corporation below)

VISEAN INFORMATION SERVICES INC

The name of the entity must contain an organizational designation or accepted abbreviation of such term. The name must not be the same as, deceptively similar to, or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

Article 3 —Amendment to Registered Agent/Registered Office

The amendment changes the articles of incorporation to change the article stating the registered agent and the registered office address of the corporation. The article is amended to read as follows:

Registered Agent of the Corporation

(Complete either A or B, but not both. Also complete C.)

☐ A.       The registered agent is an organization (cannot be corporation named above) by the name of:

OR

☒ B.      The registered agent is an individual resident of the state whose name is set forth below.

First Name	MI	Last Name	Suffix
Matt		Connolly	MR

Registered Office of the Corporation (Cannot be a P.O. Box.)
C. The business address of the registered agent and the registered office address is:

Street Address	City	State	Zip Code
2100 West Loop South STE 900	HOUSTON	TX	77027

Article 4 — Other Altered, Added, or Deleted Provisions

Other changes or additions to the articles of incorporation may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

Article 5—Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing

A. ☐ This document will become effective when the document is filed by the secretary of state.

OR

B. ☐ This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

1|18|06
Date
[ILLEGIBLE]
Signature of Authorized Officer

Print	Reset

Form 424		This space reserved for office use.
(Revised 12/09)
Submit in duplicate to:		FILED
Secretary of State		In the Office of the
P.O. Box 13697		Secretary of State of Texas
Austin, TX 78711-3697		JUL 27 2010
512 463-5555		Corporations Section
FAX: 512/463-5709	Certificate of Amendment
Filing Fee: See instructions

Entity Information

The name of the filing entity is;

Visean Information Services Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)
☒ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is:	800201114
The date of formation of the entity is:	May 1, 2003

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐ A.       The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B.       The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C.  The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the apace provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation, the identification or reference of the added provision and the full text are as follows:

☒ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Article 8 - Power to Amend Bylaws

The Board of Directors of the Corporation shall have the power to adopt, amend or repeal from time to time the bylaws of the Corporation, subject to the right of the shareholders of the Corporation entitled to vote thereon to adopt, amend or repeal bylaws of the Corporation.

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state,
B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:	July 23, 2010

By:
Joseph C. Henry
Signature of authorized person

Joseph C. Henry, Vice President and Secretary
Printed or typed name of authorized person (see instructions)